                      MASTER CONSTRUCTION AGENCY AGREEMENT

                            Dated as of May 22, 2001

                                     between

                      IRON MOUNTAIN STATUTORY TRUST - 2001,
                                    as Lessor

                                       and


                     IRON MOUNTAIN RECORDS MANAGEMENT, INC.,
                              as Construction Agent

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                                TABLE OF CONTENTS

                                                                           PAGE

Article 1    DEFINITIONS......................................................1

    1.1      Definitions; Interpretation......................................1

Article 2    APPOINTMENT AND DUTIES OF CONSTRUCTION AGENT.....................1

    2.1      Appointment......................................................1

    2.2      Construction Properties..........................................1

    2.3      Term.............................................................2

    2.4      Construction Documents...........................................2

    2.5      Scope of Authority...............................................2

    2.6      Covenants of the Construction Agent..............................3

    2.7      Insurance........................................................4

    2.8      Representations and Warranties of Construction Agent.............8

    2.9      Indemnification During Construction Period.......................8

Article 3    THE IMPROVEMENTS.................................................9

    3.1      Construction.....................................................9

    3.2      Amendments; Modifications........................................9

    3.3      Casualty and Condemnation.......................................10

    3.4      Cost Over-Runs..................................................10

Article 4    PAYMENT OF FUNDS................................................10

    4.1      Funding of Property Improvements Costs..........................10

Article 5    CONSTRUCTION AGENCY AGREEMENT EVENTS OF DEFAULT.................11

    5.1      Construction Agency Agreement Events of Default.................11

    5.2      Survival........................................................14

    5.3      Remedies Cumulative; Waivers....................................14

    5.4      Limitation on Recourse Liability................................14

Article 6    NO CONSTRUCTION AGENCY FEE......................................15

    6.1      Lease as Fulfillment of Lessor's Obligations....................15

Article 7    MISCELLANEOUS...................................................15

    7.1      Notices.........................................................15

    7.2      Successors and Assigns..........................................15

    7.3      GOVERNING LAW...................................................15

    7.4      Amendments, etc.................................................15

    7.5      Counterparts....................................................15

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                                TABLE OF CONTENTS

    7.6      Severability....................................................15

    7.7      Headings and Table of Contents..................................16

    7.8      No Recourse.....................................................16


Annex I      Form of Construction Documents Assignment

Exhibit A    Form of Supplement to Master Construction Agency Agreement

Exhibit B    Acceptable Insurance Exclusions
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                                       ii
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                      MASTER CONSTRUCTION AGENCY AGREEMENT



     MASTER CONSTRUCTION  AGENCY AGREEMENT (this  "AGREEMENT"),  dated as of May
22,  2001,  is entered into between  IRON  MOUNTAIN  STATUTORY  TRUST -- 2001, a
Connecticut  statutory trust, as Lessor,  and IRON MOUNTAIN RECORDS  MANAGEMENT,
INC., a Delaware corporation, as Construction Agent.

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, the Lessor and the Construction Agent are parties to that certain Master Lease and Security Agreement, dated as of the date hereof (the
"LEASE"), pursuant to which (i) the Lessee has leased from Lessor, and the Lessor has leased to the Lessee, Lessor's interest in certain Properties and (ii) the Lessee and the Lessor may in the future agree to the financing, development and lease of certain other Properties; and

     WHEREAS, subject to the terms and conditions hereof and with respect to each Construction Property, (i) the Lessor desires to appoint the Construction Agent as its sole and exclusive agent for the construction of the Improvements in accordance with the Plans and Specifications for such Construction Property and the Lease and this Agreement and (ii) the Construction Agent desires, for the benefit of the Lessor, to cause the Improvements to be constructed in accordance with the Plans and Specifications for such Construction Property and the Lease and this Agreement;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     1.1 DEFINITIONS; INTERPRETATION. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings specified in APPENDIX 1 to the Lease, and the rules of interpretation set forth in APPENDIX 1 to the Lease shall apply to this Agreement.

                                    Article 2

                  APPOINTMENT AND DUTIES OF CONSTRUCTION AGENT

     2.1   APPOINTMENT.  Pursuant to and subject to the terms and  conditions set forth herein and in the Lease and the other Operative Documents, with respect to each  Construction  Property,  the  Lessor  hereby  irrevocably designates  and appoints the  Construction  Agent as its exclusive agent for the construction of the  Improvements  in  accordance  with the  Plans and
Specifications  for such Property,  and  the  Construction  Agent  hereby
unconditionally   accepts  the designation and appointment as Construction
Agent.

     2.2 CONSTRUCTION PROPERTIES. Each Construction Property will be subjected to the terms of this Agreement upon the execution and delivery of a Construction Agency Agreement Supplement on the Acquisition Date therefor.

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     2.3   TERM.  This  Agreement  shall  commence  on the date  hereof  and shall terminate:

           (a) as to any particular Construction Property, upon the first to occur of:

                  (i) the completion of the Construction of such Property, including completion of punch list items referred to in
SECTION 2.6(g);

                 (ii) payment by the Lessee of the Lease Balance for such Property and the expiration of the Lease Term for such Property in accordance with the terms and conditions of the Lease;

                (iii) a Significant Casualty or a Significant Condemnation with respect to such Property as provided in SECTION 19.3 of the Lease; and

           (b) in its entirety, upon termination of this Agreement pursuant to
ARTICLE V.

     2.4 CONSTRUCTION DOCUMENTS. The Construction Agent shall enter into such agreements with architects and contractors as the Construction Agent deems necessary or desirable for the completion of the Construction pursuant hereto (the "CONSTRUCTION DOCUMENTS"); PROVIDED, HOWEVER, that no such
Construction Document  shall limit or reduce in any way the  Construction
Agent's duties and obligations under this Agreement. Contemporaneously with the execution and delivery of the Construction Agency Agreement
Supplement for a Construction Property, the Construction Agent will execute and deliver to the Lessor the Construction Documents Assignment.

     2.5   SCOPE OF AUTHORITY.

           (a) Subject to the terms, conditions, restrictions and limitations set forth in the Operative Documents with respect to each Construction Property, the Lessor hereby expressly authorizes the Construction Agent, or any agent or contractor of the Construction Agent, and the Construction Agent unconditionally agrees, for the benefit of the Lessor, to take all action necessary or desirable for the performance and satisfaction of all of the Construction Agent's obligations hereunder, including:

                (i)  identify and assist with the  acquisition  of related
Improvements in accordance with the terms and conditions of the Lease and the Plans and Specifications for such Property;

                (ii) perform or cause to be performed all design and supervisory functions and all engineering work related to the Construction to be performed in connection with such Property;

                (iii)negotiate and enter into all contracts or arrangements to procure the equipment necessary to construct the Improvements to be constructed on such Property on such terms and conditions as are customary and reasonable in light of local standards and practices;

                (iv) obtain or cause to be obtained all necessary permits, licenses, consents, approvals and other authorizations, including those required under Applicable Law, from all Governmental Authorities in connection with the Construction to be performed in connection with such Property and grant on behalf of the Lessor such easements as are necessary or appropriate to effect such Construction or that otherwise would not have an adverse effect on the value of any Property;

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                (v)  maintain all books and records with respect to the
Construction to be performed in connection with such Property; and

                (vi) perform  all of its  obligations  under  the  Construction
Documents relating to such Property and any other acts necessary in connection with the acquisition of such Property and the construction and development of the Improvements in accordance with the Plans and Specifications for such Property.

         (b)  Subject to the terms of this Agreement and the other Operative
Documents, the Construction Agent may execute any of its duties under this Agreement by or through agents, contractors, subcontractors, employees or attorneys-in-fact.

         (c) Subject to the terms and conditions of this Agreement and the other Operative Documents, the Construction Agent shall have sole and exclusive management and control over the construction means, methods, sequences and procedures with respect to the Construction to be performed in connection with such Property.

         (d) Neither the Construction Agent nor any of its Affiliates or agents shall enter into any contract which would, directly or indirectly, impose any liability or obligation on the Lessor arising out of the Lessee's actions or failures to act for which the Lessor is not indemnified by the Lessee under the Lease or any of the other Operative Documents.

     2.6 COVENANTS OF THE CONSTRUCTION AGENT. The Construction Agent hereby covenants and agrees that it will, with respect to each Construction
Property subject to this Agreement:

           (a) promptly commence the Construction of such Property following the Acquisition Date therefor and prosecute the Construction diligently and without interruption (subject only to delays caused by Force
Majeure Events) in accordance with the Plans and Specifications,  the other
Construction  Documents and all Requirements of Law and Insurance Requirements;

           (b) notify the Lessor in writing not less than five (5) Business Days after the occurrence of each Force Majeure Event;

           (c) use its best efforts to minimize the disruption of and delays to the construction process arising from Force Majeure Events;

           (d) comply with all Applicable Law (including Environmental Laws) relating to such Property during Construction of the Improvements;

           (e) obtain, maintain and comply with the terms of all Governmental
Actions required for the Construction of the Improvements;

           (f) cause all Liens (including, without limitation, Liens or claims for materials supplied or labor or services performed in connection with the construction of the Improvements), other than Permitted Liens, to be discharged;

           (g) following the Substantial Completion of the Construction of such Property, cause all outstanding punch list items with respect to such Construction to be completed diligently and as promptly as practicable after the date of Substantial Completion and, in any case, before the exercise of the Remarketing Option for such Property;

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           (h) use its best efforts to minimize or avoid damage or destruction to the Improvements, prevent loss or deterioration to the materials stored at the project site, and prevent injury to third Persons or property of third
Persons;

           (i) enter into an EPC Construction Contract or GC Construction
Contracts, as the case may be, for such Property which conform to the requirements of the Lease and furnish true and correct copies thereof to the Lessor at or before the time required by the Lease;

           (j) prepare or cause to be prepared and furnish to the Lessor at or before the time required by the Lease true and correct copies of the Plans and Specification and the Budget for such Property; and

           (k) not amend the Construction Documents (including the EPC
Construction Contract or the GC Construction Contract, as the case may be), the Plans and Specifications or the Budget for such Property except as permitted by
SECTION 3.2.

     2.7   INSURANCE.

           (a) INSURANCE BY THE CONSTRUCTION AGENT. The Construction Agent shall procure and maintain in full force and effect for each Construction Property during the Construction Period for such Construction Property insurance policies with insurance companies having a Best Insurance Reports rating of "A-" or better and a financial size category of "IX" or higher at the time of policy issuance with limits and coverage provisions as set forth below.

     GENERAL LIABILITY INSURANCE. Liability insurance on an occurrence basis against claims filed anywhere in the United States and occurring in anywhere in the United States for the Construction Agent's and Lessor's liability arising out of claims for personal injury (including bodily injury and death) and property damage. Such insurance shall provide coverage for products/completed operations, blanket contractual, broad form property damage, personal injury and independent contractors, with a $10,000,000 minimum limit per occurrence for combined bodily injury and property damage. A maximum deductible or self-insured retention of $25,000 per occurrence shall be allowed with respect to each Property.

     BUILDER'S RISK INSURANCE. Property damage insurance on an "all risk" basis insuring the Construction Agent the Lessor and the Construction Agent, as their interests may appear, including coverage against loss or damage from the perils of earth movement (including earthquake, landslide, subsidence and volcanic eruption), flood, and boiler and machinery accidents, and not containing any exclusions other than those listed on EXHIBIT B.

                (i) PROPERTY COVERED. The builder's risk policy shall provide coverage for (A) the buildings, structures, machinery, equipment, facilities, fixtures, supplies and other properties constituting a part of the Improvements, (B) property of others in the care, custody or control of the Construction Agent in connection with such Property, (C) all preliminary works, temporary works and interconnection works and (D) foundations and other property below the surface of the ground.

                (ii) ADDITIONAL COVERAGES. The builder's risk policy shall insure (A) the cost of preventive measures to reduce or prevent a loss in an amount not less than $2,000,000, (B) inland transit with sub-limits sufficient to insure the largest single shipment to or from any Property site from anywhere within North America, (C) attorney's fees, engineering and other consulting costs, and permit fees directly incurred in order to repair or replace damaged insured

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     property in a minimum amount of $1,000,000, (D) expediting expenses
     (defined as extraordinary expenses incurred after an insured loss to make temporary repairs and expedite the permanent repair of the damaged property including the delayed startup coverage even if such expenses do not reduce the delayed startup loss) in an amount not less than $1,000,000, (E)
     off-site storage with sub-limits sufficient to insure the full replacement value of any property or equipment not stored on the Property site and in any event not less than the lower of $2,500,000 and 25% of the Maximum
     Lease Balance for such Property, (F) the removal of debris with a sub-limit not less than $1,000,000 and (G) pollution clean up and removal for a sub-limit not less than $50,000.

                (iii) SPECIAL CLAUSES. The builder's risk policy shall include
     (A) a 72 hour clause in the case of storms and no such limit in the case of flood and earthquake, (B) unintentional errors and omissions clause, (C) a requirement that the insurer pay losses within thirty (30) days after receipt of an acceptable proof or loss or partial proof of loss, (D) an other insurance clause making this insurance primary over any other insurance and (E) a clause stating that the policy shall not be subject to cancellation by the insurer without thirty (30) days written notice to the named insured and each additional insured (or ten (10) days notice, in the case of non-payment of premium).

                (iv) PROHIBITED EXCLUSIONS. The builder's risk policy shall not contain any (A) coinsurance provisions, (B) exclusion for loss or damage resulting from freezing or mechanical breakdown, (C) exclusion for loss or damage covered under any guarantee or warranty arising out of an insured peril or (D) exclusion for resultant damage caused by ordinary wear and tear, gradual deterioration, normal subsidence, settling, cracking, expansion or contraction, or faulty workmanship, design or materials.

                (v) SUM INSURED. The builder's risk policy shall (A) be on a completed value form, with no periodic reporting requirements, (B) insure
     100% of the completed insurable value of the Improvements, (C) value losses at replacement cost, without deduction for physical depreciation or obsolesce and (D) insure loss or damage from earth movement and flood with respect to each Property in an amount of not less than the Maximum Lease
     Balance for such Property minus the Land Acquisition Cost for such Property.

                (vi) DEDUCTIBLE. The builder's risk policy shall have no deductible greater than $25,000 per occurrence.

                (vii) DELAYED STARTUP INSURANCE. Delayed startup coverage insuring the Construction Agent the Lessor, as their interests may appear, covering all of the Lessor's costs and expenses (including ground rent, all Impositions and all Capitalized Interest and Capitalized Commitment Fees) incurred as a result of loss or damage insured by the builder's risk insurance resulting in a delay in completion of the Improvements beyond their anticipated date of completion. Such insurance shall (A) have a deductible of not greater than fifteen (15) days in the aggregate for all occurrences during the Construction Period with respect to each Construction Property, (B) have an indemnity period of not less than six
     (6) months, (C) include an interim payments clause allowing for the periodic payment of a claim pending final determination of the full claim amount, (D) cover loss sustained when access to any Construction Property site is prevented due to an insured peril at premises in the vicinity of such Property site, (E) cover loss sustained due to the action of a public authority preventing access to any Construction Property site due to imminent or actual loss or destruction arising from an insured peril at premises in the vicinity of such Property site, (F) not contain any form of a coinsurance provision or include a waiver of such provision and (G) cover loss sustained due to the accidental interruption or failure, caused by an insured peril, of supplies of electricity, gas, sewers, water or

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telecommunication up to the terminal point of any utility supplier with respect to any Construction Property site.

                (viii) ENDORSEMENTS. All policies of liability insurance required to be maintained by the Construction Agent shall be endorsed as follows:

                     (A) To name the Lessor, the Trustee, FUNB (as defined in
                the Trust Agreement),  the Collateral Agent, the  Administrative
                Agent, the Lenders and the Equity Participants as additional insureds;

                     (B) To provide a severability of interests and cross
                liability clause except with respect to limits and deductibles;

                     (C) That the insurance shall be primary and not excess to
                or contributing with any insurance or self-insurance maintained by the Lessor.

                (ix) WAIVER OF SUBROGATION. The Construction Agent hereby waives any and every claim for recovery from the Lessor for any and all loss or damage covered by any of the insurance policies to be maintained under this Agreement to the extent that such loss or damage is recovered under any such policy. If the foregoing waiver will preclude the assignment of any such claim to the extent of such recovery, by subrogation (or otherwise), to an insurance company (or other person), the Construction Agent shall give written notice of the terms of such waiver to each insurance company has issued, or which may issue in the future, any such policy of insurance
     (if such notice is required by the insurance policy) and shall cause each such insurance policy to be properly endorsed by the issuer thereof to, or to otherwise contain one or more provisions that, prevent the invalidation of the insurance coverage provided thereby by reason of such waiver.

           (b) CONDITIONS.

                (i) ADJUSTMENT OF LOSSES. Losses, if any, with respect to any Improvements under any property damage policies required to be carried under this Agreement shall be adjusted with the insurance companies, including the filing of appropriate proceedings, as follows: (x) so long as no Construction Agency Agreement Event of Default shall have occurred and be continuing, and provided that the Construction Agent is required by the Operative Documents, or has agreed, to repair the damage to the relevant
     Construction Property, such losses shall be adjusted by the Construction
     Agent with the consent of the Lessor, and (y) if any Construction Agency
     Agreement Event of Default shall have occurred and be continuing, or if the Construction Agent is not required to, and has not agreed, to repair the damage to the relevant Construction Property, such losses shall be adjusted solely by the Lessor. The party which shall be entitled to adjust losses may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment and shall pay all expenses thereof. At such party's reasonable request, and at the Construction Agent's sole cost and expense, the Construction Agent, and the Lessor, as the case may be, shall participate in any such proceeding, action, negotiation, prosecution or adjustment. The parties hereto agree that this Agreement shall control the rights of the parties hereto in and to any such award, compensation or insurance payment affecting the relevant
     Construction Property during the Construction Period with respect thereto.

                (ii) APPLICATION OF INSURANCE PROCEEDS. All proceeds of insurance maintained pursuant to this SECTION 2.7 on account of any damage to or destruction of the Improvements or any part thereof shall be paid over to the Collateral Agent; PROVIDED that, except

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                in the case of a Significant Casualty, if no Construction Agency
     Agreement Event of Default shall have occurred, such funds shall be held by the Collateral Agent in a segregated account and disbursed to the
     Construction Agent to effect the repair of such Property.

                (iii) ADDITIONAL INSURANCE. Any additional insurance obtained by the Construction Agent or the Lessor shall provide that it shall not interfere with or in any way limit the insurance described this SECTION 2.7 or increase the amount of any premium payable with respect to any insurance described herein. The proceeds of any such additional insurance will be for the account of the party maintaining such additional insurance.

                (iv) CAPITALIZED PREMIUMS. All premiums and other costs and fees that are due and payable with respect to the insurance required hereunder shall be specifically itemized in the Budget prepared by the Construction Agent for each Construction Property and shall be paid from Fundings and capitalized and included in the Lease Balance for the Construction Property to which the required coverage applies.

                (v) POLICY CANCELLATION AND CHANGE. All policies of insurance required to be maintained pursuant to this SECTION 2.7 shall be endorsed so that if at any time they are canceled, or their coverage is materially reduced (by any party including the insured) so as to affect the interests of the Lessor or the Collateral Agent, such cancellation or material reduction shall not be effective as to the Lessor and the Collateral Agent for sixty (60) days, except for non-payment of premium which shall be for ten (10) days, after receipt by the Lessor and the Collateral Agent of written notice from such insurer of such cancellation or reduction.

                (vi) MISCELLANEOUS POLICY PROVISIONS. All property damage and delayed startup insurance policies (A) shall not include any annual or term aggregate limits of liability or clause requiring the payment of additional premium to reinstate the limits after loss except for insurance covering the perils of flood and earth movement, (B) shall include the Lessor and the Collateral Agent as named insureds as their interests may appear, and
     (C) shall include a clause requiring the insurer to make final payment on any claim within thirty (30) days after the submission of proof of loss and its acceptance by the insurer.

                (vii) SEPARATION OF INTERESTS. The builders risk policy shall insure the interests of the Lessor regardless of any breach or violation by the Construction Agent or any other Person of warranties, declarations or conditions contained in such policy or any act or omission or negligence of the Construction Agent or others.

                (viii) ACCEPTABLE POLICY TERMS AND CONDITIONS. All policies of insurance required to be maintained pursuant to this SECTION 2.7 shall contain terms and conditions reasonably acceptable to the Lessor and the Administrative Agent.

                (ix) WAIVER OF SUBROGATION. All policies of insurance to be maintained by the provisions of this SECTION 2.7 shall provide for waivers of subrogation in favor of the Lessor.

         (c) EVIDENCE OF INSURANCE. On or before the Acquisition Date with respect to each Construction Property and on an annual basis at least ten
(10) days prior to each policy anniversary, the Construction Agent shall furnish the Lessor and the Administrative Agent with certificates of insurance or binders, in a form acceptable to the Lessor and the Administrative Agent, evidencing all of the insurance required by the provisions of this SECTION 2.7.
Such certificates of insurance/binders shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself. Such certificates of insurance/binders shall identify underwriters, the type of

                                       7
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insurance, the insurance limits and the policy term and shall specifically list the special provisions enumerated for such insurance required by this SECTION
2.7. Upon request, the Construction Agent will promptly furnish the Lessor and the Administrative Agent with copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the insurance required to be maintained by the Construction Agent.

         (d) REPORTS. Upon request of the Lessor, the Construction Agent shall furnish the Lessor and the Administrative Agent with a certificate signed by a representative of the risk management group of the Construction Agent stating that the insurance then carried is in accordance with the terms of this SECTION
2.7. In addition, the Construction Agent will advise the Lessor and the Administrative Agent in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Construction Agent which may invalidate or render unenforceable, in whole or in part, any insurance being maintained by the Construction Agent pursuant to this SECTION 2.7.

         (e) FAILURE TO MAINTAIN INSURANCE. In the event the Construction Agent fails to take out or maintain the full insurance coverage required by this
SECTION 2.7, the Lessor, upon thirty (30) days' prior notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible) to the Construction Agent of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced thereof by the Lessor shall be deemed to be a Funding and shall be capitalized in the Lease Balance of the relevant Construction Property.

         (f)  NO DUTY OF LESSOR TO VERIFY OR REVIEW. No provision of this
SECTION 2.7 or any provision of this Agreement shall impose on the Lessor, the Collateral Agent or any other Person any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Construction
Agent, nor shall the Lessor or the Collateral Agent be responsible for any representations or warranties made by or on behalf of the Construction Agent to any insurance company or underwriter. Any failure on the part of the Lessor or the Collateral Agent to pursue or obtain the evidence of insurance required by this Agreement from the Construction Agent and/or failure of the Lessor or the Collateral Agent to point out any non-compliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Agreement.

     2.8   REPRESENTATIONS  AND WARRANTIES OF CONSTRUCTION  AGENT.  The
Construction  Agent hereby  represents and warrants to the Lessor as follows:

           (a) LEGAL DESCRIPTION OF LAND. Set forth on SCHEDULE I to each
Construction Agency Agreement Supplement is a true and correct description of the Land with respect to the Construction Property described on such Construction Agency Agreement Supplement.

           (b) BUDGET. The Budget for each Construction Property, as amended from time to time in accordance with this Agreement, will (i) be prepared with due care in accordance with prudent business practices and (ii) show all costs and expenses that could reasonably be expected to be incurred to effect the acquisition of the Land and the Construction of the Improvements thereon (including contingencies, all ground rent payable during the Construction Period under any Ground Lease, all Impositions in respect of the Land and Improvements, all Transaction Expenses attributable to such Property and all financing costs and premiums in respect of the required property damage insurance coverage to be capitalized during the Construction Period for such Property).

     2.9 INDEMNIFICATION DURING CONSTRUCTION PERIOD. The Lessee will indemnify, protect, defend, save and hold harmless each Indemnitee pursuant to
ARTICLE XXVII of the Lease for all Claims and Impositions relating to any Construction Property; PROVIDED, HOWEVER, that, notwithstanding anything to

                                       8
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the contrary in this Agreement or the other Operative Documents, during the
Construction Period for any Construction Property, the Lessee shall only be required to indemnify, protect, defend, save and hold harmless such Indemnitee pursuant to SECTION 27.1 and 27.3 of the Lease for Claims and Impositions
relating to a Construction Property to the extent such Claims or Impositions are caused directly or indirectly by, or result directly or indirectly from, the
Construction Agent's actions or failure to act while in possession or control of such Property. As used in this SECTION 2.9, "the Construction Agent's actions or failure to act while in possession or control of such Property" includes any action or failure to act on the part of the EPC Contractor, any other subcontractors of the Construction Agent or any other Person permitted by the
Construction Agent to enter upon such property and, for purposes of this SECTION
2.9 the Construction Agent shall be deemed to be in possession and control of such Property until the Lease Commencement Date for such Property.

                                    ARTICLE 3

                                THE IMPROVEMENTS

     3.1 CONSTRUCTION. The Construction Agent will cause the Improvements located on each Construction Property to be constructed in accordance with the Plans and Specifications for such Property, in compliance with all Requirements of Law and Insurance Requirements, and otherwise in compliance with the requirements of this Agreement, the Lease and the other Operative Documents.
The Construction Agent agrees that the Lease Balance with respect to any Construction Property shall not exceed the Maximum Lease Balance with respect to such Property.

     3.2 AMENDMENTS; MODIFICATIONS. The Construction Agent may, subject to the conditions, restrictions and limitations set forth herein and in the other
Operative Documents, at any time during the term hereof revise, amend or modify the Plans and Specifications, the Budget and/or the Construction
Documents in respect of any Construction Property without the consent of the Lessor; PROVIDED that:

          (a) the Lessor's prior written consent will be required (except to the extent that such revision, amendment or modification constitutes a Required Modification) if (i) such revision, amendment or modification would result in the Substantial Completion of the Construction of such Property occurring after the Outside Completion Date for such Property, (ii) the aggregate effect of such revision, amendment or modification, when taken together with any previous or contemporaneous revisions, amendments or modifications, would be to reduce the Fair Market Sales Value of such Property upon completion of the Construction of such Property or (iii) such revision, amendment or modification would materially change the suitability of the Improvements for such Property for the purposes contemplated by the Lease;

          (b)  the Construction Agent shall not terminate any Construction
Document, or modify any provision of any Construction Document requiring retainage, construction bonds, set completion dates or fixed or guaranteed maximum prices, without the prior written consent of the Lessor;

          (c) the Construction Agent shall promptly furnish to the Lessor copies of all revisions, amendments and modifications to the Plans and Specifications, the Budget, the EPC Construction Contract or the GC Construction
Contracts and, if requested by the Lessor, all other revisions, amendments and modifications to any of the other Construction Documents;

          (d) if such revision, amendment or modification results in a change to any item of the Budget, the Construction Agent shall prepare and deliver an amended Budget showing all Estimated Improvement Costs (after giving effect to such revision, amendment or modification); and

                                       9

          (e) the Lessor may not in any event revise, amend or modify the Budget for any Construction Property to increase the total amount thereof to an amount in excess of the Maximum Lease Balance for such Property.

     3.3 CASUALTY AND CONDEMNATION. If, with respect to any Construction Property at any time prior to the Lease Commencement Date for such Property, there occurs a Casualty or the Lessor or the Construction Agent receives notice of a Condemnation, then, except as otherwise provided in ARTICLE XIX of the Lease, in each case this Agreement shall continue in effect with respect to such Property and the proceeds of any insurance received as a result of such Casualty shall be made available to the Construction Agent as provided in SECTION 2.7(B)(II).

     3.4 COST OVER-RUNS. In the event that the Lease Balance for any Construction Property would exceed the Maximum Lease Balance for such Property, the Lessor and the Lessee may agree to increase the Maximum Lease Balance for such Property (and, if necessary, the Total Commitment) upon mutually acceptable terms, PROVIDED that neither party shall have any obligation to agree to any increase proposed by the other party.

                                    ARTICLE 4

                                PAYMENT OF FUNDS

     4.1   FUNDING OF PROPERTY IMPROVEMENTS COSTS.

          (a) In connection with and during the course of the construction of the Improvements, the Construction Agent may request that the Lessor advance funds for the payment of Land Acquisition Costs and Property Improvements
Costs in respect of each Construction Property subject hereto, and the Lessor will comply with such request to the extent of the Lessor's commitment provided for under the Lease. The Construction Agent and the Lessor acknowledge and agree that the Lessee's right to request funds and the Lessor's obligation to advance funds for the payment of Land Acquisition Costs and Property Improvements Costs for such Property is subject in all respects to the terms and conditions of the Lease and each of the other Operative Documents.

          (b) The proceeds of any funds made available to the Lessor to pay Land Acquisition Costs and Property Improvements Costs for any Construction Property shall be made available to the Construction Agent in accordance with the Funding Request relating thereto, the terms of the Lease and, if applicable, a disbursing agreement entered into between the Construction Agent, the Title Company, the Lessee and the Lessor. The Construction Agent will use such proceeds only to pay the Land Acquisition Costs and Property Improvements Costs set forth in such Funding Request and only in accordance with the current Budget for such Construction Property.

          (c) The Construction Agent shall at all times cause to be and remain vested in the Lessor's control any and all construction materials and equipment not yet incorporated into any Construction Property for which funds shall have been requested pursuant to this ARTICLE IV, and cause such title to be and remain free of all Liens other than Permitted Liens.

          (d) Notwithstanding anything to the contrary in this Agreement or any other Operative Document, the Construction Agent shall not be required to use its own funds (i) to repair or restore the effect of any Force Majeure Event, Casualty or Condemnation during the Construction Period for any Construction Property or (ii) to pay the cost of completing the Construction for any Construction Property if the Lease Balance for such Property would exceed the Maximum Lease Balance for such Property. During the Construction Period for any Construction Property, (i) all charges and costs for utilities and services, (ii) all Impositions (except for those Impositions for which the Construction Agent is obligated to reimburse an Indemnitee pursuant to
SECTION 2.9) and (iii) all amounts payable under SECTION 32.3, 32.4 or 32.5 of the Lease, in each case to the extent relating or allocable to such Property or the Construction of the Improvements thereon, shall be paid by the Construction Agent (or the Construction Agent shall be reimbursed therefor) from the proceeds of Fundings.

                                    ARTICLE 5

                 CONSTRUCTION AGENCY AGREEMENT EVENTS OF DEFAULT

     5.1 CONSTRUCTION AGENCY AGREEMENT EVENTS OF DEFAULT. If any one or more of the following events (each a "CONSTRUCTION AGENCY AGREEMENT EVENT OF DEFAULT") shall occur:

          (a) APPLICATION OF FUNDS. the Construction Agent fails to apply any funds paid by the Lessor to the Construction Agent to the payment of the appropriate Land Acquisition Costs and Property Improvements Costs; or

          (b) SUBSTANTIAL COMPLETION. the Construction Agent shall fail to cause the Substantial Completion of all Improvements for any Construction Property on or before the Outside Completion Date for such Property; or

          (c) PAYMENT. the Construction Agent shall fail to make payment of (i) any Lease Balance or Construction Period Guaranteed Amount when due or
(ii) any other amount payable hereunder when due and such other amount shall not be paid in full within three (3) Business Days after the due date therefor; or

          (d) INSURANCE. the Construction Agent shall fail to maintain insurance as required by SECTION 2.7; or

          (e) OTHER COVENANTS. the Construction Agent shall fail to observe or perform any term, covenant or condition of the Construction Agent under this Agreement other than those described in SECTIONS 5.1(a) through (d) hereof and, in each such case, such failure shall have continued for thirty (30) days after the earlier of (i) delivery to the Construction Agent of written notice thereof from the Lessor or (ii) a Responsible Employee of the Construction Agent shall have knowledge that such failure, if not cured, will constitute a Construction Agency Agreement Event of Default, PROVIDED, that no Construction Agency Agreement Event of Default shall be deemed to occur if such failure or breach cannot reasonably be cured within such period, so long as the Construction Agent shall have promptly commenced the cure thereof and continues to act with diligence to cure such failure or breach and in fact cures such failure or breach within one hundred twenty (120) days; or

          (f) IMPROVEMENTS. the Construction Agent shall cause or permit the Improvements for any Construction Property to be constructed and equipped in a manner which (i) violates in any material respect any Applicable Law or (ii) deviates in any material respect from the Plans and Specifications for such Property, and said violation remains uncured for a period of thirty (30) days after the earlier of (i) delivery to the Construction Agent of written notice thereof from the Lessor or (ii) a Responsible Employee of the Construction Agent shall have knowledge that such failure, if not cured, will constitute a Construction Agency Agreement Event of Default, PROVIDED, that no Construction Agency Agreement Event of Default shall be deemed to occur if such failure or breach cannot reasonably be cured within such period, so long as the Construction Agent shall have promptly commenced the cure thereof and continues to act with diligence to cure such failure or breach and in fact cures such failure or breach within one hundred twenty (120) days; or

          (g) REPRESENTATIONS AND WARRANTIES OF CONSTRUCTION AGENT. any representation or warranty made by the Construction Agent in any Operative Document to which it is a party or in any certificate or other document delivered pursuant thereto shall prove to have been inaccurate in any material respect at the time made or shall be breached in any material respect; or

          (h) REPRESENTATIONS AND WARRANTIES OF GUARANTOR.any representation or warranty made by the Guarantor in any Operative Document to which it is a party or in any certificate or other document delivered pursuant thereto shall prove to have been inaccurate in any material respect at the time made or shall be breached in any material respect; or

          (i) MAXIMUM LEASE BALANCE. if the Lease Balance for any Construction Property at any time plus the Construction Agent's good faith estimate at such time of the aggregate additional amount to be expended to achieve Substantial Completion with respect to the Improvements for such Property (including Capitalized Interest, Capitalized Commitment Fees, Transaction Expenses and all other amounts to be capitalized for such Property) shall exceed the Maximum Lease Balance for such Property (excluding any such excess resulting from an amendment or change order to the Plans and Specifications and other Construction Documents expressly and specifically agreed to by the Lessor); or

          (j) CROSS-DEFAULT. the Construction Agent, the Guarantor or any Subsidiary of the Guarantor (other than any Foreign Subsidiary Borrower) shall default in the payment when due of any principal of or interest on any Indebtedness having an aggregate outstanding principal amount of at least $5,000,000; or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness of the Construction Agent, the Guarantor or any Subsidiary of the Guarantor (other than any Foreign Subsidiary Borrower) or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any such Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof; or

          (k) VOLUNTARY PROCEEDINGS. the Construction Agent or the Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (l) INVOLUNTARY PROCEEDINGS. an involuntary case or other proceeding shall be commenced against the Construction Agent or the Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Construction Agent or the Guarantor under the federal bankruptcy laws as now or hereafter in effect; or

          (m) JUDGMENTS. (i) one or more judgments, orders, decrees or arbitration awards requiring Construction Agent or Guarantor to pay an aggregate amount of $5,000,000 or more (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of Guarantor) shall be rendered against Construction Agent or Guarantor in connection with any single or related series of transactions, incidents or circumstances and the same shall not be satisfied, vacated or stayed for a period of sixty (60) consecutive days; or (ii) any judgment, writ, assessment, warrant of attachment, tax lien or execution or similar process shall be issued or levied against a substantial part of the property of the Construction

Agent or Guarantor and the same shall not be released, stayed, vacated, or otherwise dismissed within sixty (60) days after issue or levy; or

          (n) GUARANTY. an Event of Default (as defined therein) shall occur the Guaranty; or

          (o) REPUDIATION; INVALIDITY. the Construction Agent or the Guarantor shall directly or indirectly contest the validity of this Agreement or the Guaranty in any manner in any court of competent jurisdiction, or shall repudiate, or purport to discontinue or terminate, this Agreement or the Guaranty or this Agreement or the Guaranty shall cease to be a legal, valid and binding obligation of the Construction Agent or the Guarantor or shall cease to be in full force and effect against the Construction Agent or the Guarantor for any reason (and in the event this Agreement or the Guaranty shall so cease to be a legal, valid and binding obligation of the Construction Agent or the Guarantor or cease to be in full force and effect against the Construction Agent or the Guarantor, the Construction Agent or Guarantor, as the case may be, shall not have taken all such actions necessary or desirable (in the reasonable opinion of the Lessor and the Administrative agent and its counsel) to put the Lessor, the Administrative Agent, the Collateral Agent, the Equity Participants and the Lenders in the same position they would have enjoyed had this Agreement or the Guaranty not ceased to be a legal, valid and binding obligation of the Construction Agent or the Guarantor or ceased to be in full force and effect); or

          (p) OWNERSHIP OF LESSEE. the Guarantor shall cease to own, directly or indirectly, all of the issued and outstanding capital stock of the Lessee; or

          (q) VOLUNTARY CHANGE OF CONTROL. an event described in clauses (a) through (c) of the definition of Change of Control in the Iron Mountain Credit Agreement (as in effect on the date hereof without regard to any subsequent amendment, modification, waiver, supplement or termination of such credit agreement) shall occur and, in the case of any event described in clauses (a) or
(b) of such definition, the Guarantor or its Board of Directors shall have caused, consented to or failed to exercise rights available to it to prevent, such event; or

          (r) CESSATION OF CONSTRUCTION. the Construction Agent ceases construction of the Improvements for any Construction Property after the commencement thereof for a period in excess of sixty (60) days in the aggregate as a result of the Construction Agent's actions or omissions (and not due to a Force Majeure Event);

then, in any such event, the Lessor may, in addition to the other rights and remedies provided for in this ARTICLE V but subject to SECTION 5.4, immediately terminate this Agreement by giving the Construction Agent written notice of such termination, and upon the giving of such notice, all rights of the Construction Agent and all obligations of the Lessor under this Agreement shall cease. Upon any such termination, the Construction Agent shall immediately pay to the Lessor, as and for liquidated damages, an amount equal to the Lease Balance as of the date of such payment for all Construction Properties for which the Lease Term has not commenced (whereupon the Lessor shall convey title to such Properties to the Construction Agent or its designee in accordance with ARTICLES XXII and XXV of the Lease). Alternatively, the Lessor, with or without terminating this Agreement and without waiving or releasing the Construction Agent from any obligation or Construction Agency Agreement Event of Default, may (but shall be under no obligation to) remedy any Construction Agency Agreement Event of Default for the account of and at the sole cost and expense of the Construction Agent. The Construction Agent shall pay upon demand all costs, expenses, losses, expenditures and damages (including, without limitation, reasonable attorneys' fees) incurred by or on behalf of Lessor in connection with any Construction Agency Agreement Event of Default, together with interest thereon at the Overdue Rate from the date on which such amounts are paid by the Lessor until such amounts are paid in full by the Construction Agent.

     5.2 SURVIVAL. The termination of this Agreement pursuant to SECTION 5.1 shall in no event relieve the Construction Agent of its liability and obligations hereunder which accrued prior to such termination, all of which shall survive any such termination.

     5.3   REMEDIES CUMULATIVE; WAIVERS.

          (a) If a Construction Agency Agreement Event of Default shall have occurred and be continuing, the Lessor shall have, in addition to the rights and remedies provided for in SECTION 5.1, all rights and remedies available under the Operative Documents or available at law, equity or otherwise.

          (b) No failure to exercise and no delay in exercising, on the part of the Lessor, any right, remedy, power or privilege under this Agreement or under the other Operative Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement, including with particularity SECTION 5.1, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     5.4 LIMITATION ON RECOURSE LIABILITY. Notwithstanding anything contained herein or in any other Operative Document to the contrary, upon the occurrence and during the continuance of a Construction Agency Agreement Event of Default described in SECTION 5.1(b) or (i) (unless such default results from the Construction Agent's fraud, misapplication of funds, illegal acts or willful misconduct) and provided that no other Construction Agency Agreement Event of Default has occurred and is continuing, the aggregate maximum recourse liability of the Construction Agent to the Lessor or any Person claiming by, through or under the Lessor in respect of any Construction Property for which the Lease Term has not commenced shall be limited to the Construction Period Guaranteed Amount with respect to such Property. The Construction Agent or any Person designated by it may, within five (5) Business Days of receipt of notice of the occurrence of such Construction Agency Agreement Event of Default, purchase all but not less than all of such Construction Properties for the aggregate Lease Balance with respect to such Properties. Any such purchase shall be made in accordance with the procedures set forth in SECTION 25.1 of the Lease. If the Construction Agent does not elect to purchase such Construction Properties, the Lessor may do any of the following as it may elect in its sole discretion:

         (a) offer to extend the Construction Period for any affected Construction Property;

         (b)  terminate this Agreement with respect to any affected
Construction Property and complete the Improvements applicable thereto (and upon completion of such Improvements the Lease Term with respect to such Property shall commence); or

         (c) require the Construction Agent to pay to the Lessor the Construction Period Guaranteed Amount with respect to any Construction Property for which the Lease Term has not commenced and to relinquish its interests in such Construction Property and convey possession thereof to the Lessor or its designee free and clear of all Liens (other than Lessor Liens) and in compliance with all Environmental Laws, accompanied by an affidavit to the Lessor and the Lessor's title insurer to such effect, whereupon the Lessor shall be entitled to sell such Construction Property.

With regard to the Lessor's right to sell any Construction Property for which the Lease Term has not commenced, the Lessor and the Construction Agent acknowledge and agree that the Lessor shall be entitled to recover from such sale proceeds the entire Lease Balance for such Property all accrued and unpaid interest, yield and other costs and expenses of the Lessor incurred in connection with such Property from and after the occurrence of the applicable Construction Agency Agreement Event of

Default (including any costs incurred in connection with completion of the Construction of the Improvements and/or any sale of such Property or any portion thereof) and any other amounts then due and payable to the Lessor or any other Person under the Operative Documents, and all amounts recovered in excess of such amounts shall be for the account of the Construction Agent.

     5.5 INVOLUNTARY CHANGE OF CONTROL. If an Involuntary Change of Control shall occur, then any Lender in its sole discretion may, not less than ninety (90) and not more than one hundred twenty (120) days after such occurrence, give a notice to the Administrative Agent, the other Lenders, the Lessor and the Construction Agent stating that it does not approve of such Involuntary Change of Control. If any Lender gives such notice, then notwithstanding anything to the contrary in any of the Operative Documents, and provided no Event of Default or Construction Agency Agreement Event of Default has occurred: (a) the Construction Agent shall have the right to cause the Lessor to exercise its right under the Credit Agreement to require such Lender to assign, on or before the date (the "TAKEOUT DATE") which is ninety (90) days after the date on which such notice is received by the Construction Agent, to one or more assignees designated by the Construction Agent all (but not less than all) of such Lender's rights and obligations under the Credit Agreement and
(b) if the Construction Agent does not arrange for such assignment by such date, then on the Takeout Date the Construction Agent will pay to the Lessor for the account of such Lender an amount equal to such Lender's share of the Lease Balance of each Construction Property for which the Lease Term has not commenced, in which case: (i) such Lender's unused Commitment shall be cancelled and (ii) the Lease Balance and the Maximum Lease Balance for such Property shall be reduced by an amount equal to the amount so paid by the Construction Agent.

                                    ARTICLE 6

                           NO CONSTRUCTION AGENCY FEE

     6.1 LEASE AS FULFILLMENT OF LESSOR'S OBLIGATIONS. All obligations, duties and requirements imposed upon or allocated to the Construction Agent shall be performed by the Construction Agent at the Construction Agent's sole cost and expense, and the Construction Agent will not be entitled to, and the Lessor shall have no obligation to pay, any agency fee or other fee or compensation, and the Construction Agent shall not be entitled to, and the Lessor shall have no obligation to make or pay, any reimbursement therefor, it being understood that this Agreement is being entered into as consideration for and as an inducement to the Lessor and the Construction Agent entering into the Lease and the other Operative Documents.

                                    ARTICLE 7

                                  MISCELLANEOUS

     7.1 NOTICES. All notices, consents, directions, approvals, instructions, requests, demands and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing in the manner provided in, shall be sent to the respective addresses set forth in, and the effectiveness thereof shall be governed by the provisions of, SECTION 34.4 of the Lease.

     7.2 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Lessor, the Construction Agent and their respective successors and assigns.

     7.3   GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     7.4 AMENDMENTS, ETC. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing signed by the Lessor and the Construction Agent.

     7.5 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     7.6 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     7.7 HEADINGS AND TABLE OF CONTENTS. The headings and table of contents contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     7.8 NO RECOURSE. Notwithstanding anything contained herein to the contrary, this Agreement has been executed on behalf of the Lessor by the Trustee and in no event shall the Trustee have any liability for the performance, breach or failure of the representations, warranties, covenants, agreements or other obligations of the Lessor hereunder or under any other Operative Document, as to all of which recourse shall be had solely to the assets of the Lessor. For all purposes of this Agreement, in the performance of any duties or obligations of the Lessor hereunder, or the taking of any action by the Lessor, the Trustee shall be entitled to the benefits of the terms and provisions of the Trust Agreement. Nothing contained in this SECTION 7.8 shall be construed to limit the exercise or enforcement, in accordance with the terms of this Agreement and any other documents referred to herein, of rights and remedies against the Lessor or its Assets, or against the Lessee or any other Person expressly undertaking obligations in connection with the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                          IRON MOUNTAIN STATUTORY TRUST -- 2001,
                                             as Lessor


                                          By:    First Union National Bank,
                                                   not in its individual
                                                   capacity but solely as
                                                   trustee


                                          By: /s/ W. Jeffrey Kramer
                                             ----------------------------------
                                              Name:  W. Jeffrey Kramer
                                              Title: Vice President



                                          IRON MOUNTAIN RECORDS MANAGEMENT,
                                              INC.,
                                              as Construction Agent


                                          By: /s/ John P. Lawrence
                                              ----------------------------------
                                              Name:  John P. Lawrence
                                              Title: Vice President and
                                                     Treasurer

                                                                         ANNEX I
                                                TO CONSTRUCTION AGENCY AGREEMENT
                                       FORM OF CONSTRUCTION DOCUMENTS ASSIGNMENT

                        CONSTRUCTION DOCUMENTS ASSIGNMENT

         FOR VALUE RECEIVED, and to secure the performance by IRON
MOUNTAIN RECORDS MANAGEMENT, INC. (the "ASSIGNOR"), of all of its obligations under that certain Master Lease and Security Agreement dated as of May 22, 2001 (the "LEASE") between the Assignor and Iron Mountain Statutory Trust -- 2001 (the "SECURED PARTY") and its other Liabilities (as defined below), the Assignor does hereby quitclaim, sell, assign, transfer and set over unto the Secured Party all of the Assignor's right, title and interest in and to the following (referred to collectively herein as the "COLLATERAL"):

                (i) all construction contracts relating to the Construction Property described in Lease Supplement No. ___ dated __________, 200__ (collectively, the "CONSTRUCTION CONTRACTS");

                (ii) all design services agreements pertaining to such Construction Property (collectively, the "ARCHITECT'S AGREEMENTS");

                (iii) all plans, specifications and drawings of any and every kind heretofore or hereafter prepared for use in connection with such Construction Property (including, without limitation, the Plans and Specifications for such Property), and any supplements, amendments or modifications thereto (collectively, the "PLANS"); and

                (iv) all building and other permits, licenses, approvals and other Governmental Actions which are necessary or useful to the commencement and completion of the Construction for such Construction Property, or otherwise relate to such Construction, heretofore or hereafter obtained or applied for by or on behalf of the Assignor or any architects, engineers or contractors working on any aspect of such Construction, and any deposits made in connection therewith
        (collectively, the "PERMITS");

         PROVIDED, HOWEVER, that the Secured Party shall have no obligation or liability of any kind under or with respect to the Construction Contracts, the Architect's Agreements, the Plans or the Permits, either before or after the Secured Party's exercise of any rights hereby granted to it, and the Assignor agrees to save and hold the Secured Party harmless from and against, and to indemnify the Secured Party for, any and all such obligations and liabilities, contingent or otherwise, including without limitation reasonable attorneys' fees and expenses incurred in connection therewith, except to the extent caused by the gross negligence or willful misconduct of the Secured Party.

         This Construction Documents Assignment shall inure to the benefit of the Secured Party and its successors and assigns and shall be binding upon the Assignor and shall continue in full force and effect until all obligations, liabilities and indebtedness of any kind now or hereafter due the Secured Party from the Assignor under or with respect to the Lease and any of the other Operative Documents, or which are otherwise secured hereby, whether now existing or hereafter arising or incurred (collectively, the "LIABILITIES"), have been fully paid, performed and satisfied, and the Commitment has terminated, at which time this Construction Documents Assignment will terminate. The Secured Party will not exercise any of its rights hereunder until there shall have occurred and be continuing a Construction Agency Agreement Event of Default.

         For purposes of completing the Construction after any Construction Agency Agreement Event of Default shall have occurred and be continuing, the Secured Party may, at its option, further assign its right, title and interest in the Collateral without the consent of the Assignor or any contractor, architect or other design professional.

         This Construction Documents Assignment is a present, perfected and absolute assignment; PROVIDED, HOWEVER, that the Secured Party shall not have the right to undertake completion of the Construction of the Construction Property referred to herein or directly to enforce the provisions of any Construction Contract or any Architect's Agreement until a Construction Agency Agreement Event of Default shall have occurred and be continuing. During the continuance of any such Construction Agency Agreement Event of Default, the Secured Party may, without affecting any other right or remedy available to it, exercise its rights under this Construction Documents Assignment as provided herein in any manner permitted by law. If any notice to the Assignor is required by law, such notice shall be deemed commercially reasonable if given at least ten (10) days prior to the date of intended action.

         This Construction Documents Assignment may be effectively waived, modified, amended or terminated only by a written instrument executed by the Secured Party and the Assignor. Any waiver by the Secured Party shall be effective only with respect to the specific instance described therein. Delay or course of conduct shall not constitute a waiver of any right or remedy of the Secured Party.

         Capitalized terms used but not otherwise defined in this Construction Documents Assignment have the respective meanings specified in APPENDIX 1 to the Lease; and the rules of interpretation set forth in APPENDIX 1 to the Lease shall apply to this Construction Documents Assignment.

         THIS CONSTRUCTION DOCUMENTS ASSIGNMENT HAS BEEN DELIVERED IN,
AND SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

         IN WITNESS WHEREOF, the undersigned has caused this Construction Documents Assignment to be duly executed and delivered as of this ___ day of _____________, 200__ by its proper and duly authorized officer.

                                          IRON MOUNTAIN RECORDS MANAGEMENT,
                                             INC.,
                                             as Assignor


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

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                                                                       EXHIBIT A
                                                TO CONSTRUCTION AGENCY AGREEMENT

           FORM OF SUPPLEMENT TO MASTER CONSTRUCTION AGENCY AGREEMENT

               SUPPLEMENT TO MASTER CONSTRUCTION AGENCY AGREEMENT

     SUPPLEMENT NO. ____ (this "SUPPLEMENT") to Master Construction Agency Agreement dated as of _____________, 200__, between IRON MOUNTAIN STATUTORY TRUST -- 2001 (the "LESSOR"), and IRON MOUNTAIN RECORDS MANAGEMENT, INC. (the "CONSTRUCTION AGENT"). Capitalized terms used but not otherwise defined in this Supplement have the respective meanings specified in APPENDIX 1 to the Lease referred to below; and the rules of interpretation set forth in APPENDIX 1 to the Lease shall apply to this Supplement.

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, pursuant to the Master Lease and Security Agreement dated as of May 22, 2001 (the "LEASE"), between the Lessor and Iron Mountain Records Management, Inc., as lessee (the "LESSEE"), the Lessor and the Lessee have entered into Lease Supplement No. ____ dated ___________, ____ pursuant to which the Lessee has agreed to lease certain Construction Property from the Lessor; and

     WHEREAS, subject to the terms and conditions of the Construction Agency Agreement, the Lessor and the Construction Agent desire that the terms of the Construction Agency Agreement apply to such Construction Property, more particularly described in SCHEDULE 1, and wish to execute this Supplement to provide therefor;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

     1. The Construction Agent agrees to act as Construction Agent and to perform its obligations under the Construction Agency Agreement in connection with the completion of construction of the Improvements on the Land described in
SCHEDULE 1 in accordance with the Plans and Specifications and for such Improvements.

     2. This Supplement shall, upon its execution and delivery, constitute a part of the Construction Agency Agreement.

Dated as of this ______ day of _______, 200__.

                                          LESSOR

                                          IRON MOUNTAIN STATUTORY TRUST-- 2001


                                          By:    First Union National Bank,
                                                 not in its individual capacity,
                                                  but solely as trustee


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          CONSTRUCTION AGENT

                                          IRON MOUNTAIN RECORDS MANAGEMENT,
                                             INC.

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

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                                                                       EXHIBIT B
                                                TO CONSTRUCTION AGENCY AGREEMENT



                         ACCEPTABLE INSURANCE EXCLUSIONS


The builder's risk policy may provide that this policy does not insure:

         a) against any fraudulent or dishonest act or acts committed by the Insured or any of the Insured's employees with the manifest intent to:

                i)  cause the Insured to sustain such loss; and

                ii) obtain financial benefit for the Insured's employee, or for any other person or organization intended by the Insured or the employee to receive such benefit, other than salaries, commissions, fees, bonuses, promotions, awards, profit sharing, pensions, or other employee benefits earned in the normal course of employment;

         b) against the cost of making good defective design or specifications, faulty material, or faulty workmanship; however, this exclusion shall not apply to loss or damage resulting from such defective design or specifications, faulty material, or faulty workmanship;

         c) against errors in processing or manufacture of the Insured's product unless a peril not otherwise excluded ensues and then this policy shall cover for such ensuing loss or damage;

         d) against ordinary wear and tear, gradual deterioration, decay, erosion, corrosion, insects, rodents, inherent vice, latent defect, mold, wet or dry rot unless a peril not otherwise excluded ensues and then this policy shall cover for such ensuing loss or damage;

         e) against normal settling, cracking, shrinking, bulging or expansion of pavements, foundations, walls, floors, roofs or ceilings unless a peril not otherwise excluded ensues and then this policy shall cover for such ensuing loss or damage;

         f) against accumulated effects of smog, smoke, vapor, liquid or dust;

         g)     the release, discharge, dispersal, seepage, migration
or escape of pollutants except this policy will cover the release, discharge, dispersal, seepage, migration or escape of pollutants only if proximately and predominately caused by: fire; lightning; explosion; wind or hail; smoke; aircraft or vehicles; riot or civil commotion; vandalism; leakage from fire protective equipment; sinkhole collapse; volcanic action; breakage of glass; falling objects; weight of snow, ice or sleet; water damage; sonic shock waves; earthquake and/or flood.

                This exclusion shall not apply to loss or damage from resulting fire, explosion, smoke, vehicles, riot or civil commotion, vandalism, leakage from fire protective equipment, falling objects or water damage. However, this Company shall be liable only for such resulting loss or damage.

         h) against nuclear reaction, nuclear radiation, or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate, or remote; or be in whole or in part caused by, contributed to, or aggravated by the peril(s) insured against in this policy; except if a covered peril ensues, liability is specifically assumed for direct loss by such ensuing peril but

                                       A-3
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not including any loss due to nuclear reaction, nuclear radiation, or radioactive contamination. This Company shall be liable for loss or damage caused by sudden and accidental radioactive contamination including resultant radiation damage for each occurrence from material used or stored or from processes conducted on insured premises provided at the time of loss there is neither a nuclear reactor capable of sustaining nuclear fission in a self-supporting chain reaction nor any new or used nuclear fuel on the insured premises;

         i) against hostile or warlike action in time of peace or war, including action in hindering, combating, or defending against an actual, impending, or expected attack by any government or sovereign power (de jure or de facto) or by any authority maintaining or using military, naval, or air forces; or by military, naval, or air forces; or by any agent of any such government, power, authority, or forces;

         i)     against any weapon employing atomic fission or fusion;

         ii) against rebellion, revolution, civil war, usurped power, or action taken by governmental authority in hindering, combating, or defending against such occurrence;

         iii) against seizure or destruction by order of public authority, except destruction by order of public authority to prevent the spread of, or to otherwise contain, control or minimize loss, damage or destruction which occurs due to a peril insured against under this policy;

         iv)    against risks of contraband or illegal trade.

         Notwithstanding the above provisions, this insurance shall cover loss or damage directly caused by acts committed by an agent of any government, party, or faction engaged in war, hostilities, or warlike operations, provided such agent is acting secretly and not in connection with any operation of armed forces (whether military, naval, or air forces) in the country where the property is situated. Nothing in the foregoing shall be construed to include any loss, damage, or expense caused by or resulting from any of the risks or perils excluded above, excepting only the acts of certain agents expressly covered herein, but in no event shall this insurance include any loss, damage, or expense caused by or resulting from any weapon or war employing atomic fission or fusion whether in time of peace or war.

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